Exhibit 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of December 31, 2008

Company Name	Jurisdiction of Incorporation	Parent Company	Equity Interest
Xinyuan Real Estate, Ltd.	Cayman Islands	Xinyuan Real Estate Co., Ltd.	100%

Xinyuan (China) Real Estate, Ltd.	China	Xinyuan Real Estate, Ltd.	100%

Elite Quest Holdings Limited	Hong Kong	Xinyuan Real Estate, Ltd.	100%

Victory Good Development Limited	Hong Kong	Xinyuan Real Estate, Ltd.	100%

South Glory International Limited	Hong Kong	Xinyuan Real Estate, Ltd.	100%

Henan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Anhui Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Xinyuan Real Estate (Chengdu) Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Suzhou Xinyuan Real Estate Development Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Kunshan Xinyuan Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China	Xinyuan (China) Real Estate, Ltd.	100%

Qingdao Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%

Henan Wanzhong Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%

Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	45%

Henan Xinyuan Property Management Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%

Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%

Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%

Shangdong Xinyuan Real Estate Co., Ltd.	China	Henan Xinyuan Real Estate Co., Ltd.	100%